COLLATERAL ASSIGNMENT AGREEMENT


This AGREEMENT made the _______ day of ________________, 19____, by and between CVS CORPORATION, a Rhode Island corporation (hereinafter "the corporation" and ______________ (hereinafter "The Employee").

WHEREAS, the Employee is currently a valued employee of the Employer and the Employer wishes to assist the Employee with his/her personal life insurance program and the Employee desires to accept such assistance:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties as follows:


                  Part I - Individual Life Insurance Agreement
                  --------------------------------------------

1. Application for Insurance. The Employee will apply to Metropolitan Life Insurance Company (hereinafter called "the Insurer") for a policy of life insurance of his/her life that provides a death benefit during active employment equal to four times annual salary, capped at $2 million and that provides for a post-retirement death benefit equal to two times final salary, capped at $2 million. The death benefit shall be adjusted periodically to reflect changes in the Employee's coverage amount.

2. Ownership of Insurance. The Employee shall be the owner of the Policy and the Employee may exercise all rights of ownership with respect to the policy except as otherwise provided in this Agreement.

3. Payment of Premiums on Policy. The total premium cost of the Plan is paid by CVS Corporation.

4. Employee's Obligation to Corporation. The Employee shall be obligated to repay to the Corporation the aggregate amount which the Corporation pays on behalf of the Employee under Section 3 of this Agreement. This obligation of the Employee to the Corporation shall be payable as provided in Section 8 and 10 of this Agreement.

5. Collateral Assignment of Policy. Part II of this Agreement provides for an assignment of the Policy (hereinafter "the Collateral Assignment") to the Corporation to secure the Employee's obligation under Section 4.

6. Surrender of Termination of Policy. While this Agreement is in force and effect, the Employee will not sell, surrender or terminate the Policy without the Corporation's consent.

7. Assignment of Employee's Interest. In the Event the Employee transfers his/her rights in the Policy (other than rights assigned to the Corporation pursuant to this Agreement), then all of the Employee's rights in the Policy and this Agreement shall pass to his/her transferee (subject to the terms of this Agreement), and the Employee shall have no further rights in the Policy or this Agreement.


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                         COLLATERAL ASSIGNMENT AGREEMENT


 8.      Death Claims

         (a) If the Employee dies while this Agreement is in effect, the beneficiary or beneficiaries named by the Employee shall be entitled to receive a death benefit equal to four times annual salary, capped at $2 million. If the employee dies after retirement, the Employee's beneficiary or beneficiaries shall be entitled to receive a death benefit equal to two times final salary, capped at $2 million (in either cash reduced by an amount paid by the Corporation under Section 4).

         (b) If the Employee dies while this Agreement is in effect, the Corporation shall be entitled to receive the amount of death benefits provided under the Policy in excess of the amount payable to the Employee's beneficiaries under paragraph (a) of this Section 8. The Employee understands that the amount received by the Corporation under this paragraph (b) may be less than or exceed the amount which the Corporation paid on behalf of the Employee under Section 3 of this Agreement. The receipt of this amount by the Corporation shall satisfy the Employee's obligations under Section 4 of this Agreement.

9. Termination of Agreement. This Agreement shall be terminated on the occurrence of any of the following events:

         (a) The Employee's retirement from the Corporation, or, if later fifteen years from the date of issuance of the Policy.

         (b) The Employee's termination of the employment from the Corporation

         (c) Either party's submission of written notice to the other party, of intent to terminate Part I of this Agreement.

         (d) The discontinuance by the Corporation, for any reason, of premium payments required under Section 3 of this Agreement.

10. Disposition of Policy on Termination of Agreement. If this Agreement is terminated under Section 9 of this Agreement, then the Employee shall have thirty days in which to repay the Corporation the aggregate amounts paid by the Corporation under Section 3 above. However, the Employee's obligation to repay the Corporation shall not exceed the cash surrender value of the policy at the time this Agreement is terminated. Upon payment in full by the Employee, the Corporation shall execute all documents required by the Insurer to release the Collateral Assignment of the Policy. If the Employee does not repay such amounts, the Corporation may enforce any rights which it has under the Collateral Assignment of the Policy.

11.      Insurance Company Not a Party  The Insurer:

         (a) shall not be deemed to be a party to this Agreement for any purpose nor be in any way responsible for its validity; and

         (b) shall have no liability except as set forth in the Policy and in any assignment of the Policy filed with it.


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                         COLLATERAL ASSIGNMENT AGREEMENT


           Part II - Assignment of Life Insurance Policy as Collateral
           -----------------------------------------------------------

1.   In return for the premium payments made by the Corporation as set forth in
     Section 3 of Part I hereof, the Employee hereby assigns to the Corporation, its successors and assigns, the Policy issued by the Insurer upon the life of the Employee and all rights thereunder (except as provided in Section 3 of Part II below), subject to all the terms and conditions of the policy and to all superior liens, if any, which the Insurer may have against the Policy.

2. The Employee and the Corporation agree that the following specific rights are included in this Agreement and Collateral Assignment:

     (a) The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

     (b) The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow; and

     (c) The sole right to collect and receive all distributions made under the Policy, and to exercise any and all options contained in the Policy with respect to the distributions; unless and until the Corporation notifies the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the Policy in force at the time of this assignment; and

     (d) The sole right to direct investment allocations under the policy

3. It is agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this Agreement and Collateral Assignment.

     (a)  The right to designate any change in beneficiary; and

     (b) The right to elect any optional form of settlement permitted by the Policy or allowed by the Insurer.

Any designation or change of beneficiary or election of a form of settlement shall be made subject to this Agreement and Collateral Assignment and to the rights of the Corporation under this Agreement.

4. This Collateral Assignment is made and the Policy is to be held as collateral security for any and all liabilities of the Employee to the Corporation arising under this Agreement.

5.   The corporation covenants and agrees with the Employee as follows:

     (a) That the Corporation will not exercise the right to surrender the Policy until there has been a failure to repay the Corporation the aggregate amounts paid by the Corporation under Section 3 of Part I of this Agreement within the thirty day period described in Section 10 of
         Part I of this Agreement; and

     (b) That the Corporation will, upon request, forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of any optional form of settlement.

6. The Employee declares that no proceedings in bankruptcy are pending against him/her and that his/her property is not subject to any assignment for the benefit of creditor.


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                        `COLLATERAL ASSIGNMENT AGREEMENT


                     Provisions Applicable to Parts I and II
                     ---------------------------------------

A. Amendment of Agreement. This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Employee. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns to each party to this Agreement.

B. State Law. This Agreement shall be subject to and shall be construed under the laws of Rhode Island.

                                          CVS CORPORATION

                                          By:      _________________________

                                          Title:   _________________________

                                          EMPLOYEE:
                                          __________________________________



                                          TRUSTEE (if applicable):
                                          __________________________________